ICN Pharmaceuticals, Inc. is incorporated in the State of Delaware. The following table shows the Company's subsidiaries as of December 31, 1997, the percentage of their voting securities (including directors' qualifying shares) then owned, directly or indirectly by the Company, and the jurisdiction under which each subsidiary is incorporated. These subsidiaries are included in the Company's Consolidated Financial Statements.
                                                                    PERCENTAGE
                                                                     OF VOTING
                                                 JURISDICTION   SECURITIES OWNED
                                                     OF             BY COMPANY
                                                INCORPORATION     OR SUBSIDIARY
                                                -------------     -------------

   ICN Canada, Limited                             Canada               100
   Alpha Pharmaceutical, Inc.                      Panama               100
   ICN Farmaceutica, S.A.                          Mexico               100
   Laboratorios Grossman, S.A.                     Mexico               100
   ICN Pharmaceuticals Holland, B.V.             Netherlands            100
   ICN Biomedicals, Inc.                          Delaware              100
   ICN Yugoslavia                                Yugoslavia              75
   ICN Biomedicals GmbH--Eschwege                  Germany              100
   ICN Pharmaceuticals Australasia Pty Ltd.       Australia             100
   ICN Pharmaceuticals Japan, K.K.                  Japan               100
   ICN Biomedicals B.V.                          Netherlands            100
   ICN Biomedicals California, Inc.          California, U.S.A.         100
   ICN Iberica                                      Spain               100
   Labsystems Benelux B.V.                       Netherlands            100
   Labsystems Benelux N.V.                         Belgium              100
   ICN Biomedicals, Ltd.                          Scotland              100
   ICN Biomedicals, GmbH                           Germany              100
   ICN France SARL                                 France               100
   ICN Biomedicals S.R.L.                           Italy               100
   ICN Biomedicals N.V./S.A.                       Belgium              100
   ICN Oktyabr                                     Russia                90
   ICN Polypharm                                   Russia                89
   ICN Leksredstva                                 Russia                95
   ICN Alkaloida                                   Hungary               67
   Polfa Rzeszow, S.A.                             Poland                80
   AO Tomsk Chemical Pharmaceutical Plant          Russia                75
   Marbiopharm                                     Russia                72
   Wuxi ICN Pharmaceuticals                         China                75
   ICN Puerto Rico                               Puerto Rico            100


In accordance with the instructions of Item 601 of Regulation S-K, certain subsidiaries are omitted from the foregoing table.